UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 7, 2009

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Rockefeller Plaza, Suite 400 New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 7, 2009, the registrant’s wholly owned subsidiary, Intervest National Bank (the “Bank”), entered into a Memorandum of Understanding (“MOU”) with the Comptroller of the Currency (“OCC”), which requires the Bank to (1) appoint a Compliance Committee to monitor and coordinate the Bank’s adherence to the MOU and to submit progress reports to the OCC; (2) develop and implement a Strategic Plan in accordance with guidelines set forth in the MOU; (3) review and revise the Bank’s Contingency Funding Plan to address matters outlined in the MOU; (4) develop and implement a written program to improve credit risk management processes that are consistent across the Bank’s two primary markets; (5) develop and implement a three-year capital program in accordance with guidelines set out in the MOU; and (6) review and revise the Bank’s interest rate risk policy and procedures to address matters set forth in the MOU. The Bank has also agreed with the OCC to maintain minimum capital ratios at specified levels higher than those otherwise required by applicable regulations.

Management has commenced the steps necessary to satisfy the conditions of the MOU and is committed to addressing and resolving any and all issues presented therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: April 10, 2009	By:	/s/ Lowell S. Dansker
Lowell S. Dansker, Chairman and Executive Vice President
(Principal Executive Officer)

Date: April 10, 2009	By:	/s/ John J. Arvonio
John J. Arvonio, Chief Financial and Accounting Officer
(Principal Financial Officer)